Exhibit 99.1

ViewRay Reports Second Quarter 2018 Financial Results

CLEVELAND, OH August 3, 2018 — ViewRay, Inc. (Nasdaq: VRAY) today announced financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Highlights:

•	Total revenue of $16.4 million, primarily from 3 revenue units, up from $0.7 million in 2Q 2017.
•	Received new orders for MRIdian Systems totaling $34.6 million.
•	Total backlog grew year-over-year to approximately $200 million as of June 30, 2018, up from approximately $182 million as of June 30, 2017.

Recent Highlights:

•	Installed MRIdian Linac System at first community hospital in the United States.
•	510(k) filed for MRIdian’s SmartVISIONTM, the latest advances to further improve tumor and soft tissue visualization.
•	MRIdian System featured in 55 abstracts at the 2018 Annual Meeting of the American Association of Physicists in Medicine (AAPM).

Scott Drake, President and Chief Executive Officer stated, “I am excited to join the ViewRay team.  With compelling early clinical data and our breakthrough MRIdian technology, we have a tremendous opportunity in front of us.  We need to build infrastructure and organizational scale to progress from initial installations to seamless operations as we strive to better serve customers and treat cancer patients around the world.”

Financial Results

Total revenue for the second quarter ended June 30, 2018 was $16.4 million, compared to $0.7 million for the same period last year.  Revenue for the second quarter ended June 30, 2018 included 3 new MRIdian system installs or delivery, all recognized as product revenue.

Total cost of revenue was $16.4 million for the second quarter ended June 30, 2018, compared to $0.8 million for the same period last year. Total cost of revenue for the second quarter included a $2.7 million non-recurring inventory valuation adjustment related to obsolete Cobalt system inventory. Total gross profit for the second quarter ended June 30, 2018 was $0.1 million compared to ($0.1) million for the same period last year.

Total operating expenses for the second quarter ended June 30, 2018 were $18.3 million, compared to $12.6 million for the same period last year.

Net loss for the second quarter ended June 30, 2018 was $(22.0) million, or $(0.30) per share, compared to $(8.4) million, or $($0.15) per share, for the same period last year.

ViewRay had total cash and cash equivalents of $66.1 million at June 30, 2018, compared to $78.9 million as of March 31, 2018.

Financial Guidance

The Company is reiterating its financial guidance for the full year 2018. The Company anticipates 2018 total revenue to be in the range of $80 million to $90 million.

Conference Call and Webcast

ViewRay will hold a conference call on Friday, August 3, 2018 at 8:30 a.m. ET / 5:30 a.m. PT to discuss the results. The dial-in numbers are (844) 277-1426 for domestic callers and (336) 525-7129 for international callers. The conference ID number is 3649078. A live webcast of the conference call will be available on the investor relations page of ViewRay’s corporate website at www.viewray.com.

After the live webcast, a replay of the webcast will remain available online on the investor relations page of ViewRay’s corporate website, www.viewray.com, for 14 days following the call. In addition, a telephonic replay of the call will be available until August 10, 2018. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number 3649078.

About ViewRay

ViewRay®, Inc. (Nasdaq: VRAY), designs, manufactures and markets the MRIdian® radiation therapy system. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian’s high-definition MR was purposely built to deliver high-precision radiation without unnecessary beam distortion, and consequently, help to mitigate skin toxicity and other safety concerns that may otherwise arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades and installations, ViewRay’s financial guidance for the full year 2018 and ViewRay’s conference call to discuss its fourth quarter and full year 2018 financial results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay’s products, the ability to convert backlog into revenue, and the timing of delivery of ViewRay’s products, the timing, results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Investor Relations:	Media Enquiries:
Ajay Bansal	Michael Saracen
Chief Financial Officer	Vice President, Marketing
1-844-MRIdian (674-3426)	Phone: +1 408-242-2994
Email: media@viewray.com

VIEWRAY, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended,		Six Months Ended,
	2018	2017	2018	2017
Gross Orders	$34,625	$37,300	$55,808	$49,610
Backlog	$199,659	$182,119	$199,659	$182,119

Revenue:
Product	$15,366	$—	$40,745	$—
Service	958	579	1,650	1,687
Distribution Rights	119	119	238	238
Total revenue	16,443	698	42,633	1,925
Cost of revenue:
Product	14,654	328	34,365	594
Service	1,720	498	2,629	1,274
Total cost of revenue	16,374	826	36,994	1,868
Gross margin	69	(128)	5,639	57
Operating expenses:
Research and development	4,389	3,251	8,159	6,165
Selling and marketing	3,394	1,871	6,640	2,943
General and administrative	10,503	7,463	20,349	14,614
Total operating expenses	18,286	12,585	35,148	23,722
Loss from operations	(18,217)	(12,713)	(29,509)	(23,665)
Interest income	2	1	4	2
Interest expense	(1,918)	(1,792)	(3,784)	(3,529)
Other (expense) income, net	(1,857)	6,151	6,485	(9,122)
Loss before provision for income taxes	$(21,990)	$(8,353)	$(26,804)	$(36,314)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(21,990)	$(8,353)	$(26,804)	$(36,314)
Amortization of beneficial conversion feature related to Series A convertible preferred stock	$—	$—	$(2,728)	$—
Net loss attributable to common stockholders, basic and diluted	$(21,990)	$(8,353)	$(29,532)	$(36,314)
Net loss per share, basic and diluted	$(0.30)	$(0.15)	$(0.41)	$(0.67)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	74,531,274	57,230,403	71,776,802	54,540,854

VIEWRAY, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2018	December 31, 2017(1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$66,143	$57,389
Accounts receivable	13,563	20,326
Inventory	28,570	19,375
Deposits on purchased inventory	7,542	7,043
Deferred cost of revenue	15,683	13,696
Prepaid expenses and other current assets	5,259	4,862
Total current assets	136,760	122,691
Property and equipment, net	13,587	11,564
Restricted cash	1,181	1,143
Intangible assets, net	68	78
Other assets	917	235
TOTAL ASSETS	$152,513	$135,711
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,574	$11,014
Accrued liabilities	7,650	7,207
Customer deposits	10,280	17,820
Deferred revenue, current portion	15,540	20,151
Total current liabilities	41,044	56,192
Deferred revenue, net of current portion	4,393	3,238
Long-term debt	44,599	44,504
Warrant liabilities	15,411	22,420
Other long-term liabilities	9,100	7,370
TOTAL LIABILITIES	114,547	133,724
Commitments and contingencies
Stockholders’ equity:
Convertible Preferred stock, par value $0.01 per share; 10,000,000 shares authorized at June 30, 2018 (unaudited) and December 31, 2017; no shares issued and outstanding at June 30, 2018 (unaudited) and December 31, 2017	—	—
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at June 30, 2018 (unaudited) and December 31, 2017; 75,188,832 and 67,653,974 shares issued and outstanding at June 30, 2018 (unaudited) and December 31, 2017	741	666
Additional paid-in capital	386,610	321,174
Accumulated deficit	(349,385)	(319,853)
TOTAL STOCKHOLDERS’ EQUITY	37,966	1,987
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$152,513	$135,711

(1) The consolidated balance sheet as of December 31, 2017 was derived from audited financial statements as of that date.